                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


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     2) Form, Schedule or Registration Statement No.:


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     3) Filing Party:


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     4) Date Filed:


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
                          FEDERAL EXPRESS CORPORATION
                             2005 CORPORATE AVENUE
                            MEMPHIS, TENNESSEE 38132

           ---------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 26, 1994

              ----------------------------------------------------

To the Stockholders of Federal Express Corporation:


Notice is hereby given that the Annual Meeting of Stockholders of Federal Express Corporation (the "Corporation") will be held at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee, on Monday, September 26, 1994 at 10:00 a.m., Central Daylight Time, for the following purposes:


    1. To elect the Class II Directors to serve for the next three years;


    2. To approve an amendment to the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of the Corporation's Common Stock;


    3. To ratify the designation of Arthur Andersen & Co. as independent auditors of the Corporation for fiscal 1995; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on July 29, 1994 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                             By order of the Board Directors,

                                                /s/  KENNETH R. MASTERSON
                                                   KENNETH R. MASTERSON
                                                        SECRETARY


August 4, 1994


                                   IMPORTANT

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE ENCLOSED RETURN ENVELOPE REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, AS APPLICABLE.

                             ---------------------

                                PROXY STATEMENT

                            -----------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Express Corporation (the "Corporation"). Shares represented at the meeting by the enclosed form of proxy will be voted by Mr. William J. Razzouk, Executive Vice President -- Worldwide Customer Operations, and Mr. Kenneth R. Masterson, Senior Vice President, General Counsel and Secretary, in accordance with the directions noted thereon. If no direction is given, the shares will be voted FOR election of the Class II Directors and FOR proposals 2 and 3.

A stockholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Corporation or by executing a later dated proxy. Attendance at the meeting by a stockholder who has given a proxy will not have the effect of revoking it unless the stockholder gives such written notice of revocation to the Secretary before the proxy is voted.

In recognition of the importance of confidential voting to many of the Corporation's stockholders, the Board of Directors adopted a confidential voting policy in December 1993. The policy provides that stockholder proxies, ballots and voting materials that identify the votes of specific stockholders will be kept confidential, except (i) as required by law, including in connection with the pursuit or defense of legal or regulatory actions or proceedings; (ii) in the event a stockholder expressly requests disclosure; or (iii) during a contested election for the Board of Directors. In addition, the policy states that the tabulators and inspectors of election, who may be the Corporation's transfer agent or its employees, shall be independent and not the employees of the Corporation.

As in the past, the Corporation's transfer agent, The First National Bank of Chicago, will tabulate the votes, and an employee of the transfer agent will serve as inspector of election. Proxies will be returned in envelopes addressed to the transfer agent and, except in the limited circumstances specified above, will not be seen by or reported to the Corporation.


The Definitive Proxy Statement and accompanying form of proxy will be first sent or given to stockholders on or about August 15, 1994.


The cost of solicitation of proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mail and the Corporation's internal mail system, proxies may be solicited by directors, officers and regularly engaged employees of the Corporation. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Corporation upon request for their out-of-pocket expenses. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of expenses.

The Annual Report to Stockholders for the Corporation's fiscal year ended May 31, 1994, including financial statements, is enclosed. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES


Only stockholders of record at the close of business on July 29, 1994 will be entitled to notice of and to vote at the meeting. As of such date, the Corporation had outstanding and entitled to vote at the meeting 55,906,097 shares of Common Stock. Each share of Common Stock is entitled to one vote for the election of the Class II Directors and for all other matters before the meeting.


A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Abstentions will be included in tabulations of the votes cast on the proposals presented in the same manner as votes cast against such proposals. Broker non-votes will not be counted either for or against the proposal when determining whether a particular proposal has been approved.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


The following table sets forth the amount of the Corporation's Common Stock beneficially owned by each Director of the Corporation, each nominee to become a Director, each of the Executive Officers named in the Summary Compensation Table and by all Directors and executive officers as a group, as of the record date for the annual meeting. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.



                                  AMOUNT AND NATURE OF   PERCENT OF
NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP     CLASS
- --------------------------------  ---------------------  ----------
Smith, Frederick W..............  5,002,748(1)              8.86%
Allen, Robert H.................      7,704(2)               *
Baker, Howard H., Jr............      6,000(2)               *
Bryan, Anthony J. A.............      9,704(2)               *
Cox, Robert L...................     31,000(3)               *
DeNunzio, Ralph D...............      7,000(2)               *
Estrin, Judith L ...............      6,000(2)               *
Greer, Philip...................     27,978(2)(4)            *
Hyde, J. R., III................     25,000(2)(5)            *
Manatt, Charles T...............      6,000(2)               *
Smart, Jackson W., Jr...........     27,234(2)(6)            *
Smith, Joshua I.................      1,000(7)               *
Willmott, Peter S...............     48,950(2)               *
Razzouk, William J..............     22,176(8)               *
Weise, Theodore L...............     82,604(9)               *
Rodek, Jeffrey R................     52,125(10)              *
Masterson, Kenneth R............     45,650(11)              *
All directors and executive
  officers as a group (28
  persons)......................  5,589,608(1)(2)(3)(4)     9.90%
                                           (5)(6)(7)(8)
                                           (9)(10)(11)(12)

- ------------------------
(*) Less than 1% of issued and outstanding shares of Common Stock of the Corporation.
(1) Includes 3,744,928 shares of Common Stock owned of record by Mr. Smith (representing 6.63% of the outstanding Common Stock), 1,035,320 shares of Common Stock owned of record by Frederick Smith Enterprise Company, Inc. ("Enterprise"), a family holding company, and 222,500 shares as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's 1987 and 1989 Stock Incentive Plans. First Tennessee Bank, N.A., Memphis, Tennessee, as Trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise's outstanding stock and Mr. Smith owns 45% directly. Mr. Cox is a director of Enterprise.
(2) Includes 5,000 shares of Common Stock as to which each Director who is not also an employee of the Corporation has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's 1989 Stock Incentive Plan.
(3) Includes 30,000 shares of Common Stock owned by RLC Family Partners Ltd., a limited partnership of which Mr. Cox is the sole general partner and 1,000 shares as to which Mr. Cox has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's 1989 Stock Incentive Plan, and excludes 4,000 shares owned by Mr. Cox's wife as to which Mr. Cox disclaims beneficial ownership.
(4) Excludes 11,156 shares of Common Stock owned of record and beneficially by members of Mr. Greer's family as to which Mr. Greer disclaims beneficial ownership.
(5) Includes 4,000 shares of Common Stock owned by a family trust and members of Mr. Hyde's family.
(6)  Includes 2,100 shares of Common Stock owned by Mr. Smart's wife.
(7) Includes 1,000 shares of Common Stock as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's 1989 Stock Incentive Plan.

(8)  Includes 12,550 shares  of Common  Stock as to  which Mr.  Razzouk has  the right to acquire beneficial ownership through the exercise of stock options which  are vested  or will become  vested within  60 days of  July 29, 1994 under the Corporation's Stock Incentive Plans.
(9)  Includes 43,365 shares of Common Stock as to which Mr. Weise has the  right to acquire beneficial ownership through the exercise of stock options which are  vested or will become vested within 60 days of July 29, 1994 under the
     Corporation's Stock Incentive Plans  and 4,914 shares  owned by members  of
     Mr. Weise's family.
(10) Includes  39,090 shares of Common Stock as to which Mr. Rodek has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under  the
     Corporation's Stock Incentive Plans.
(11) Includes  43,150 shares of Common  Stock as to which  Mr. Masterson has the right to acquire beneficial ownership through the exercise of stock options which are vested  or will become  vested within  60 days of  July 29,  1994 under the Corporation's Stock Incentive Plans.
(12) Includes  542,420  shares of  Common Stock  as to  which the  Directors and
     Executive Officers  as  a  group,  have the  right  to  acquire  beneficial ownership  through the exercise  of stock options which  are vested or will become vested within 60 days of July 29, 1994 under the Corporation's Stock
     Incentive Plans.


Listed below are certain persons who owned beneficially, as of December 31, 1993, more than five percent of the Corporation's Common Stock. This information is based on Schedule 13Gs filed with the Securities and Exchange Commission.


                                                                             AMOUNT AND NATURE OF   PERCENT OF CLASS AS
NAME AND ADDRESS OF BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP  OF DECEMBER 31, 1993
- ---------------------------------------------------------------------------  --------------------  ---------------------
The Capital Group, Inc. ...................................................       6,452,850(1)             11.72 %
333 South Hope Street
Los Angeles, California 90071
Sanford C. Bernstein & Co., Inc. ..........................................       4,527,176(2)              8.17
767 Fifth Avenue
New York, New York 10153

- ------------------------
(1) Capital Guardian Trust Company ("Capital Guardian"), a bank and operating subsidiary of The Capital Group, Inc. exercised investment discretion over 2,079,650 of the aggregate shares. Capital Research and Management Company, a registered investment advisor, and Capital International Limited, another operating subsidiary, had investment discretion with respect to 4,270,000 and 103,200 shares, respectively. The Capital Group, Inc. had sole power to vote or to direct the vote with respect to 1,661,380 shares. Neither The Capital Group, Inc. nor any of its subsidiaries had the power to vote or to direct the vote of the remaining shares. The Capital Group, Inc. disclaimed beneficial ownership of all such shares of the Corporation.

(2) Sanford Bernstein exercises sole investment discretion with respect to the shares and sole voting power with respect to 2,346,408 of such shares. Sanford Bernstein does not disclaim beneficial ownership of any such shares.


                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

At the date of the Annual Meeting, the Board of Directors will consist of thirteen members, divided into three classes. Four nominees (the "Class II
Directors") are to be elected at this Annual Meeting to serve for a term of three years and until their successors are elected and qualified. The remaining nine Directors will continue to serve as set forth below, with five Directors (the "Class III Directors") having terms expiring at the 1995 Annual Meeting and four Directors (the "Class I Directors") having terms expiring at the 1996
Annual Meeting. The nominees for election as Class II Directors are now directors of the Corporation. Each nominee has agreed to serve if elected. The proxy holders will vote the proxies received by them for the four Class II nominees or, in the event of a contingency not presently foreseen, for different persons as substitutes therefor unless authority is withheld.

The following sets forth, with respect to each nominee and each Director continuing to serve, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a Director of the Corporation and directorships held in other corporations.


                            NOMINEES FOR ELECTION AS
                      CLASS II DIRECTORS FOR A THREE-YEAR
                    TERM EXPIRING AT THE 1997 ANNUAL MEETING

DIRECTOR, YEAR FIRST                        PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR   AGE                BUSINESS AND DIRECTORSHIPS
- --------------------  ---   -----------------------------------------------------
 Ralph D. DeNunzio    62    President of Harbor Point Associates, Inc., a private
        1981                investment and consulting  firm, since October  1987.
                            Director,  AMP  Incorporated, Harris  Corporation and
                            NIKE, Inc.
 Charles T. Manatt    58    Senior Partner,  Manatt,  Phelps &  Phillips,  a  law
        1989                firm,  for more than the past five years; Chairman of
                            First Los Angeles Bank for more than five years until
                            December 1989. Director, GTE California Incorporated,
                            GTE Northwest Telephone Company, SPI  Pharmaceuticals
                            Inc. and Castle & Cook Homes.
 Jackson W. Smart,    63    Chairman   and   Chief  Executive   Officer   of  MSP
        Jr.                 Communications, Inc., a  radio broadcasting  company,
        1976                since   October  1988.  Trustee,   Goldman  Sachs  --
                            Institutional Liquid Assets,  Financial Square  Money
                            Market  Trust, Goldman Sachs  Trust and Goldman Sachs
                            Equity  Portfolios  Inc.;  Director,  North  American
                            Private    Equity   Fund    and   Evanston   Hospital
                            Corporation.
  Joshua I. Smith     53    Chairman, President  and Chief  Executive Officer  of
        1989                The  MAXIMA  Corporation,  an  information  and  data
                            processing firm, since  1978. Director,  Caterpillar,
                            Inc. and Inland Steel Industries, Inc.

                    CLASS III DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 1995 ANNUAL MEETING


DIRECTOR, YEAR FIRST                         PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR    AGE                BUSINESS AND DIRECTORSHIPS
- --------------------   ---   -----------------------------------------------------
Howard H. Baker, Jr.   68    Partner, Baker, Worthington, Crossley & Stansberry, a
        1988                 law   firm,  since  July   1988.  Director,  Pennzoil
                             Company,  United  Technologies  Corporation  and  WMX
                             Technologies, Inc.
  Judith L. Estrin     39    Chief  Executive  Officer  and  President  of Network
        1989                 Computing Devices,  Inc.,  a  company  that  supplies
                             display  stations for network computing environments,
                             since September  1993;  Executive Vice  President  of
                             Network  Computing  Devices, Inc.  from July  1988 to
                             September 1993. Director, Network Computing  Devices,
                             Inc.
    Philip Greer       58    General Partner of Weiss, Peck & Greer Investments, a
        1974                 diversified   investment  management  and  securities
                             firm,  since   1970.  Director,   Network   Computing
                             Devices, Inc. and Robert Mondavi Winery.
  J. R. Hyde, III      51    Chairman  and  Chief Executive  Officer  of AutoZone,
        1977                 Inc., an auto  parts retail chain,  since July  1988.
                             Director, AutoZone, Inc. and First Tennessee National
                             Corporation.
 Frederick W. Smith    49    Chairman,  President and  Chief Executive  Officer of
        1971                 the Corporation since  1983; Chief Executive  Officer
                             of  the  Corporation  since  1977;  Chairman  of  the
                             Corporation  since   1975;  and   President  of   the
                             Corporation from 1971 to 1975.

                     CLASS I DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 1996 ANNUAL MEETING


DIRECTOR, YEAR FIRST                         PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR    AGE                BUSINESS AND DIRECTORSHIPS
- --------------------   ---   -----------------------------------------------------
  Robert H. Allen      66    Private  Investor  and  Managing  Partner,  Challenge
        1977                 Investment Partners,  an investment  firm, since  May
                             1993;  Chairman and Chief  Executive Officer of Realm
                             Resources, Inc.,  a  natural resource  company,  from
                             1983  to 1991. Director,  Baylor College of Medicine,
                             First City  Bank  of Texas,  Geoquest  International,
                             Inc. and Nuevo Energy Company.
Anthony J. A. Bryan    71    Chairman,  Executive Committee,  Hospital Corporation
        1978                 International,  a  company  that  owns,  manages  and
                             builds  hospitals  and  health-related  facilities in
                             various countries around the world, since March 1991;
                             Chairman,  Hospital  Corporation  International  from
                             July  1991 until  September 1992;  Chairman and Chief
                             Executive Officer of  Oceonics Group  PLC from  March
                             1988 to March 1991.
   Robert L. Cox       58    Partner,  Waring Cox, a  law firm, for  more than the
        1993                 past five years and Secretary of the Corporation from
                             June 1971 to September 1993.
 Peter S. Willmott     57    Chairman and  Chief  Executive  Officer  of  Willmott
        1974                 Services,  Inc., a retail  and consulting firm, since
                             June 1989; President and  Chief Operating Officer  of
                             the  Corporation  from  September 1980  to  May 1983;
                             Executive Vice President of the Corporation from 1977
                             to   1980;   Senior   Vice   President-Finance    and
                             Administration  of the Corporation from 1974 to 1977.
                             Director, Browning-Ferris Industries, Inc.,
                             International Multifoods  Corporation,  Mac  Frugal's
                             Bargains  --  Close-Outs,  Inc.,  Maytag Corporation,
                             Morgan Keegan  &  Co., Inc.  and  Zenith  Electronics
                             Corporation.


                            MEETINGS AND COMMITTEES

The Board of Directors of the Corporation conducted seven regular and two special meetings during fiscal 1994. Each Director, with the exceptions of Mr. Hyde and Mr. Willmott, attended at least 75% of the meetings of the Board and any committees on which they served.

The Board of Directors has an Audit Committee and a Compensation Committee. The present members of the Audit Committee are Philip Greer (Chairman), Howard H. Baker, Jr., Anthony J. A. Bryan, Robert L. Cox, Charles T. Manatt and Peter S. Willmott. The basic responsibilities of the Audit Committee, as approved by the Board of Directors, are to review significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures; to ascertain the existence of effective accounting and internal control systems; to oversee the entire audit function -- both internal and independent; and to provide an effective communication link between the auditors (internal and independent) and the Board of Directors. The Audit Committee met eight times during fiscal 1994.

The present members of the Compensation Committee are Jackson W. Smart, Jr. (Chairman), Robert H. Allen, Ralph D. DeNunzio, J. R. Hyde, III and Joshua I. Smith. The Compensation Committee determines the salaries, bonuses and other remuneration and terms and conditions of employment of the officers of the Corporation, administers the Corporation's Stock Incentive and Restricted Stock Plans, oversees the administration of the Corporation's employee benefit plans covering employees generally and makes recommendations to the Board of Directors with respect to the Corporation's compensation policies. The Compensation Committee held seven meetings in fiscal 1994. The Board of Directors does not have a nominating committee.

                               LEGAL PROCEEDINGS


The Company has reached a tentative settlement of the shareholder class-action lawsuit filed in 1990 against it, Frederick W. Smith, Chairman and Chief Executive Officer, and James L. Barksdale, the Company's former Executive Vice President and Chief Operating Officer. The settlement, which still must be approved by the United States District Court for the Western District of Tennessee, is for an immaterial amount (the Company's portion of which has been recorded in the 1994 financial statements). The Company's insurance carrier will pay a majority of the settlement amount.

The Company currently believes that the Court will approve or disapprove the settlement agreement before the end of its current fiscal year. Prior to the Court's decision, the purchasers of the Company's Common Stock affected by the settlement agreement must be notified of the terms of the settlement and a hearing must be held in the District Court.


                           SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and its four other most highly-compensated executive officers for services rendered in all capacities during the fiscal years ended May 31, 1994, 1993 and 1992.


                                                                                 LONG TERM COMPENSATION
                                                                                 -----------------------
                                                                                         AWARDS
                                                     ANNUAL COMPENSATION         -----------------------
                                                ------------------------------   RESTRICTED   SECURITIES
                                                                  OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
                                                SALARY    BONUS   COMPENSATION    AWARD(S)     OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR    ($)      ($)       ($)(1)        ($)(2)      SARS (#)     ($)(1)(3)
- ----------------------------------------  ----  -------  -------  ------------   ----------   ----------   ------------
Frederick W. Smith                        1994  650,121  470,000     84,016(4)      --         100,000        5,573
 Chairman & Chief                         1993  550,368    --        66,404         --           --           2,154
 Executive Officer                        1992  550,368    --        --             --           --           --
William J. Razzouk                        1994  436,386  343,690    169,152       260,000       50,000        5,281
 Executive Vice President                 1993  301,905   34,070     --             --           5,000        2,154
 Worldwide Customer                       1992  241,049   16,398     --           218,750        8,000        --
 Operations
Theodore L. Weise                         1994  399,360  214,675    105,720       162,500       25,000        4,440
 Senior Vice President                    1993  364,585   33,261     --             --           5,000        2,154
 Air Operations                           1992  328,901   30,438     --             --           9,500        --
Jeffrey R. Rodek                          1994  363,087  166,974     --             --          25,000        4,249
 Senior Vice President                    1993  310,548   39,618     --             --           5,000        2,154
 Americas & Caribbean                     1992  253,867   14,533     --             --           5,100        --
Kenneth R. Masterson                      1994  357,162  155,428     --             --          20,000        4,175
 Senior Vice President,                   1993  345,198   45,111     --             --           9,000        2,154
 General Counsel                          1992  295,202   13,898     --             --           5,500        --
 and Secretary

- ------------------------
(1) In accordance with transitional provisions of the Securities and Exchange Commission's rules on executive compensation disclosure in proxy statements, amounts of Other Annual Compensation and All Other Compensation have not been included for fiscal year 1992. The amounts shown for Mr. Razzouk and Mr. Weise represent tax reimbursements related to restricted stock awards.

(2) The amounts in the table represent the closing market value of the shares awarded at the date of grant. At May 31, 1994, the number and value of the restricted stock holdings of the named individuals were as follows:



NAME                                                          NUMBER OF SHARES HELD     VALUE
- -----------------------------------------------------------  -----------------------  ----------
F.W. Smith.................................................            --                 --
W.J. Razzouk...............................................             9,625         $  736,313
T.L. Weise.................................................             5,000            382,500
J.R. Rodek.................................................             2,500            191,250
K.R. Masterson.............................................             2,500            191,250



    The restrictions on the shares awarded to Mr. Razzouk lapse ratably over five years after the date of award with respect to 2,500 shares granted in October 1990 and lapse ratably over four years after the date of award with respect to 7,125 shares granted in September 1991 and October 1993. The restrictions on the shares awarded to Mr. Weise lapse ratably over three years after the date of award with respect to 2,500 shares granted in October 1993 and lapse ratably over five years with respect to 2,500 shares granted in July 1989. The restrictions on the shares awarded to Mr. Rodek and Mr. Masterson lapse ratably over five years after the date of award.

    Holders of restricted shares are entitled to receive any dividends declared on such shares. The Corporation has never declared a dividend on its shares because its policy has been to reinvest earnings in the business of the Corporation.


(3) These amounts represent profit sharing payments to the named executive officers and contributions under the Corporation's Deferred Profit Sharing Plan.


(4) Of the amount shown, $65,328 represents personal use of corporate aircraft which is treated as taxable income to Mr. Smith.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding grants of stock options during the fiscal year ended May 31, 1994 made to the named executive officers under the Corporation's Stock Incentive Plans. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $102.52 and $163.24, respectively, for the options with an exercise price of $62.9375, and $115.35 and $183.67, respectively, for the options with an exercise price of $70.8125. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercise and common stock holdings are dependent on the future performance of the Corporation's Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                                                  INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                ------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                 NUMBER OF      % OF TOTAL                                RATES OF STOCK PRICE
                                 SECURITIES    OPTIONS/SARS                              APPRECIATION FOR OPTION
                                 UNDERLYING     GRANTED TO    EXERCISE OR                         TERM
                                OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
NAME                            GRANTED (#)    FISCAL YEAR      ($/SH)*        DATE        5% ($)      10% ($)
- ------------------------------  ------------   ------------   -----------   ----------   ----------  -----------
F.W. Smith....................    100,000            10.30           62.9375  9/27/2003   3,958,250   10,030,250
W.J. Razzouk..................     35,000             3.61           62.9375  9/27/2003   1,385,387    3,510,587
                                   15,000             1.55           70.8125  12/6/2003     668,062    1,692,862
T.L. Weise....................     25,000             2.58           62.9375  9/27/2003     989,562    2,507,562
J.R. Rodek....................     25,000             2.58           62.9375  9/27/2003     989,562    2,507,562
K.R. Masterson................     20,000             2.06           62.9375  9/27/2003     791,650    2,006,050

- ------------------------
* The option exercise price of the options granted to the individuals shown above was the fair market value of the Corporation's Common Stock at the date of grant of the option. In each case, the options are subject to a vesting schedule as follows: 20% after one year from the date of grant; 40% after two years; 60% after three years; 80% after four years; and 100% after five years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During the fiscal year ended May 31, 1994, options for a total of 970,750 shares were granted to various employees of the Corporation.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

The following table summarizes for each of the named executive officers certain information relating to stock options exercised by them during the fiscal year ended May 31, 1994. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on May 31, 1994, which was $76.125 per share. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. The options have not been, and may not be, exercised; and actual gains, if any, on exercise will depend on the value of the Corporation's Common Stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.


                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                      VALUE      OPTIONS/SARS AT FY-END #     OPTIONS/SARS AT FY-END ($)
                                   SHARES ACQUIRED   REALIZED   ---------------------------   ---------------------------
NAME                               ON EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- --------------------------------   ---------------   --------   -----------   -------------   -----------   -------------
F.W. Smith......................        --              --         202,500         100,000      7,327,969      1,318,750
W.J. Razzouk....................          13,000      250,248          400          66,800         11,250      1,094,875
T.L. Weise......................          15,985      485,714       33,615          38,400        999,168        718,907
J.R. Rodek......................           3,750      147,656       31,740          36,860        971,106        671,613
K.R. Masterson..................          10,000      288,125       34,400          34,600      1,018,276        692,194


                               PENSION PLAN TABLE


The following table shows the estimated annual pension benefits payable to participants upon retirement on a single straight life annuity basis in specified remuneration classes and years of credited service under the Federal Express Corporation Employees' Pension Plan and the Federal Express Corporation Retirement Parity Pension Plan which provides 100 percent of the benefit that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.


                                                                 YEARS OF SERVICE
                                               -----------------------------------------------------
REMUNERATION                                      10         15         20         25         30
- ---------------------------------------------  ---------  ---------  ---------  ---------  ---------
250,000......................................     50,000     75,000    100,000    125,000    125,000
300,000......................................     60,000     90,000    120,000    150,000    150,000
350,000......................................     70,000    105,000    140,000    175,000    175,000
400,000......................................     80,000    120,000    160,000    200,000    200,000
450,000......................................     90,000    135,000    180,000    225,000    225,000
500,000......................................    100,000    150,000    200,000    250,000    250,000
550,000......................................    110,000    165,000    220,000    275,000    275,000
600,000......................................    120,000    180,000    240,000    300,000    300,000
700,000......................................    140,000    210,000    280,000    350,000    350,000
800,000......................................    160,000    240,000    320,000    400,000    400,000


The remuneration as specified above includes Salary and Bonus as reported in the Summary Compensation Table (p. 6). Since the covered compensation is the average over the five-year period preceding retirement, the amount differs from that set forth in the Summary Compensation Table and is stated below together with the credited years of service achieved.



                                                                                          YEARS OF
NAME                                                            COVERED COMPENSATION       SERVICE
- --------------------------------------------------------------  ---------------------  ---------------
F.W. Smith....................................................       $   657,010                 22
W.J. Razzouk..................................................           293,055                 11
T.L. Weise....................................................           370,407                 22
J.R. Rodek....................................................           274,533                 16
K.R. Masterson................................................           330,489                 14


                    REPORT ON EXECUTIVE COMPENSATION OF THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation of the Corporation's executives comprises three basic components: base salary, annual and long-term performance bonus plans, and long-term equity incentives. The Compensation Committee (the "Committee") of the Board of Directors determines the compensation of the executive officers of the Corporation, approves the objectives for the annual and long-term performance bonus plans, establishes the funding of the plans, determines the awards of long-term equity incentives and the individuals to whom such awards are made, and recommends to the Board of Directors the compensation of the chief executive officer of the Corporation.

BASE SALARY. The establishment of competitive base compensation for the Corporation's executives is the primary objective in setting base salaries. The starting point for this process is to determine the relative importance of an executive officer's position, the extent of accountability of the position and the skills required to perform the duties of the position. In addition, the Corporation utilizes compensation surveys published by three major consulting firms of companies in general industry with $5 billion or more in annual sales. The Committee believes that general industry is an appropriate comparison category in determining competitive compensation because the Corporation's executives can be recruited from, and by, businesses outside the Corporation's industry peer group. Base salaries are targeted at the median (or 50th percentile) of base salaries for comparable positions in the comparison surveys mentioned above.


None  of  the  factors  mentioned  above  is  given  any  particular  weight  in determining base compensation. Other factors may also influence such determination, such as the relative extent of an individual's experience or a desire to retain a valuable executive. In particular, several executive officers were afforded base salary increases in 1994 to address outside recruiting pressures. The Committee's target for Mr. Smith is the 50th percentile as is the case with the other executive officers. Mr. Smith's base salary was increased in 1994; however, his base salary remains at less than the 25th percentile of base salaries of chief executive officers in the comparison surveys because his last previous salary increase was in fiscal 1991.


PERFORMANCE BONUS PLANS. Under the Corporation's annual performance bonus plan, a bonus opportunity is established at the beginning of each fiscal year for management and certain professional employees based on the degree of attainment of both corporate and individual goals for the year. Each position eligible for such bonus, including all executive officers but excluding Mr. Smith, is assigned a number of points based on salary grade. Individual objectives for each position are established and points are allocated to the objectives by each participant and his or her immediate superior. A participant earns points by achieving his or her individual objectives. The amount of a participant's bonus is determined by the number of points earned, multiplied by the dollar value, if any, assigned to each point by the Committee according to the extent of achievement of plan objectives.

The plan objectives established for 1994 were (i) a pretax income goal, (ii) an internal measure reflecting a targeted level of service quality and (iii) achievement of a corporate leadership index based on an annual attitudinal survey of employees. For 1994, the pretax income goal and the internal service measure target were assigned 85% and 15% weightings, respectively. The corporate leadership index was an additional qualifier for 1994 which, although not assigned any particular weighting, is a factor to be considered by the Committee in its discretion in establishing bonuses based on whether this objective was met, not met or exceeded.


If both the individual and plan objectives are achieved, the plan is designed to produce a bonus ranging, on a sliding scale, from a threshold amount if the plan objectives are minimally achieved, up to a maximum amount if such objectives are substantially exceeded. For 1994, the threshold bonus target was established at an amount which, when added to base salary, would be less than the 50th percentile of total salary and bonus for comparable positions in the comparison surveys discussed above under BASE SALARY. Thus, total salary and bonus for executive officers (assuming achievement of all individual objectives) is designed to range from less than the 50th up to the 75th percentile of total salary and bonus for comparable positions in the comparison surveys according to the degree to which plan objectives are met or exceeded.



For 1994, bonuses were awarded to executive officers (other than Mr. Smith) based on achievement of above-plan targets for pretax income for the entire fiscal year. The service quality index goal was not achieved. The corporate leadership index goal was achieved.



Mr. Smith's bonus is not determined by a number of points specifically assigned to his position as is the case with other management personnel, but by whether corporate business plan objectives are met or exceeded. If such objectives are met, the Committee determines and recommends to the Board of Directors a bonus which, when combined with base salary, may be up to the 75th percentile of total salary and bonus for chief executive officers in the comparison surveys discussed above under BASE SALARY. Mr. Smith's bonus for 1994 combined with his base salary amounted to less than the 50th percentile of total salary and bonus of chief executive officers in these comparison surveys. In addition to the comparison surveys, the Committee also considers publicly available compensation information on chief executive officers of a variety of other transportation companies in determining Mr. Smith's total salary and bonus. These companies comprise most of the companies in the Standard & Poor's Transportation Index and the Dow Jones Transportation Average, but also include several other companies not in these indices.



In 1994, the Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 1996 if the Corporation achieves certain earnings per share targets established by the Committee with respect to the three-fiscal year period 1994 through 1996. However, no amounts can be earned until fiscal 1996 because it is only after the conclusion of that year that the Committee can determine the extent of achievement of the three-year earnings per share objectives. The Committee has established a similar plan for the three-fiscal year period 1995 through 1997 providing a bonus opportunity for 1997 if certain earnings per share targets are achieved with respect to that period. Under both plans, an individual's bonus will be a set dollar amount ranging from a threshold amount if the objectives are minimally achieved, up to a maximum amount if the plan targets are substantially exceeded.


LONG-TERM EQUITY INCENTIVES. Stock options were granted as long-term incentives in 1994 to certain key employees of the Corporation, including executive officers, under various of the Corporation's Stock Incentive Plans. Under the terms of the plans, the Corporation may grant options to key employees (determined by the Committee) to purchase such number of shares of the Common Stock of the Corporation as is determined by the Committee.


The number of shares for which options are granted to executive officers is generally determined by the Committee based on the respective officer's senior officer status. For example, options granted to Senior Vice Presidents are usually for the same number of shares, while a grant to the Executive Vice
President will usually be for more shares than granted to Senior Vice Presidents. However, no set criteria are used and other factors may influence the Committee's determination with respect to the number of shares granted, such as the promotion of an individual to a higher position, a desire to retain a valued executive or the number of shares then available for grant under one or more of the plans. The stock option holdings of an individual at the time of a grant are generally not considered in determining the size of a grant to that individual.

Restricted stock was awarded in 1994 to certain executive officers of the Corporation under the Corporation's 1986 Restricted Stock Plan. Under the terms of the Restricted Stock Plan, the Corporation may award restricted stock to key employees as determined by the Committee. No set criteria are used to determine the amount of restricted stock awarded; however, the Committee's determination may be influenced with respect to the number of shares awarded by factors such as the respective officer's senior officer status, the promotion of an individual to a higher position, a desire to retain a valued executive, a desire to recognize a particular officer's contribution to the Corporation or the number of shares then available for award. In 1994 four of the five executive officers who received awards were promoted. The Committee considered the awards to these individuals compared to previous awards to individuals in similar positions when determining the size of the awards. The other executive officer received a restricted stock award in recognition of his outstanding contributions to the Corporation.

A feature of the Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the chief executive officer and the four other highest-paid executive officers to $1 million per year, effective for tax years beginning on or after January 1, 1994. The policy of the Corporation is generally to design its compensation plans and programs to ensure full deductibility. However, the Committee reserves the right to, in its discretion, pay compensation that will not be deductible if the nondeductible amounts will not significantly affect the Corporation's tax liability and if it is deemed to be in the best interest of the Corporation; for example, by not disclosing confidential performance criteria.

                         COMPENSATION COMMITTEE MEMBERS

                       Jackson W. Smart, Jr. -- CHAIRMAN

               Robert H. Allen             Ralph D. DeNunzio

               J.R. Hyde, III               Joshua I. Smith

                                  May 31, 1994

                            STOCK PERFORMANCE GRAPH


The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


The following graph shows changes over the past five fiscal years in the value of $100 invested on May 31, 1989 in: (1) the Corporation's Common Stock; (2) the Standard & Poor's 500 Composite Index; and (3) the Standard & Poor's Transportation Index. A paper copy of the Corporation's Stock Performance Graph was filed with the Commission under cover of Form SE.

                    COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
            (FDX, S&P 500 COMPOSITE INDEX AND S&P TRANSPORTATION INDEX)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              Federal
              Express      S&P 500 Comp. Index   S&P Trans. Index
1989                  100                   100               100
1990                   98                   117               107
1991                   85                   130               119
1992                   86                   143               142
1993                  104                   160               157
1994                  162                   166               164


                                          1989   1990   1991   1992   1993   1994
                                          ----   ----   ----   ----   ----   ----
FDX.....................................  100     98     85     86    104    162
S & P 500 Composite Index...............  100    117    130    143    160    166
S & P Transportation Index..............  100    107    119    142    157    164

The total return assumes that all dividends were reinvested. No dividends were paid on the Corporation's Common Stock during the period.


                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

Pursuant to the provisions of the Corporation's Stock Incentive Plans, the Corporation has made interest-free demand loans to certain officers, fully secured by Common Stock of the Corporation, to assist them in exercising non-incentive stock options and paying any tax liability associated with such exercise. Such loans are repayable on demand or upon termination of employment for any reason. The following table shows the highest balance of such loans outstanding during the period June 1, 1993 through July 29, 1994 and the balance of such loans outstanding at July 29, 1994, for those executive officers with loan balances which exceeded $60,000.


                                                                                                             BALANCE AT
                                                                                           HIGHEST BALANCE    JULY 29,
EXECUTIVE OFFICER                                                                           DURING PERIOD       1994
- -----------------------------------------------------------------------------------------  ---------------  ------------
Theodore L. Weise, Senior Vice President
 Air Operations..........................................................................    $   619,031     $  619,031
William J. Razzouk, Executive Vice President
 Worldwide Customer Operations...........................................................        212,203         --


The law firm of Baker, Worthington, Crossley & Stansberry has represented the Corporation during fiscal year 1994 pursuant to a retainer arrangement. Mr. Baker, a Director, is a named partner in that firm.

The law firm of Manatt, Phelps & Phillips has represented the Corporation during fiscal year 1994 pursuant to a retainer arrangement. Mr. Manatt, a Director, is a named partner in that firm.

The law firm of Waring Cox has represented the Corporation during fiscal year 1994. Mr. Cox, a Director, is a named partner in that firm.


During fiscal year 1994, the Corporation purchased computer devices and services in the amount of $1,356,980 from Network Computing Devices, Inc. The Corporation can be expected to purchase from Network Computing Devices, Inc. in the future. Ms. Estrin, a Director, is the Chief Executive Officer, President and a director of Network Computing Devices, Inc. Mr. Greer, a Director, is also a director of Network Computing Devices, Inc.


                           COMPENSATION OF DIRECTORS


For fiscal 1995, outside Directors are to be paid a quarterly retainer of $7,500, $2,000 for each meeting of the Board attended and $1,000 for each meeting of its Committees which they attend. Committee chairmen will be paid an additional annual fee of $5,500. In addition, outside Directors will be granted an option under the Corporation's 1993 Stock Incentive Plan for 1,000 shares of Common Stock on each of the five consecutive Annual Meeting dates beginning September 26, 1994. Officers of the Corporation receive no compensation for serving as Directors.


The Corporation has a Retirement Plan for Outside Directors to attract, retain and motivate directors who are not also employees of the Corporation to serve on the Corporation's Board of Directors. The plan is unfunded and benefits provided thereunder are payable out of the assets of the Corporation as a general, unsecured obligation of the Corporation. An outside Director who has served at least five years on the Board of Directors is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of the Corporation next following the date of termination of his or her directorship or the date such Director attains age 60, whichever is later. The benefit will be an annual amount, payable as a lump-sum distribution or in quarterly installments for no less than ten years and no more than fifteen years depending on years of service, equal to a percentage from 50% to 100% (as determined by years of service) of the annual retainer fee being paid to the outside Director at the time of his or her termination as a Director.

                               SECTION 16 FILINGS

Under the securities laws of the United States, the Corporation's Directors and Executive Officers are required to report their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Commission and the Corporation is required to disclose in this Proxy Statement any late filings or failure to file. Mr. Masterson made a late filing of a single Form 4 involving one transaction in the Corporation's Common Stock.

                         CHANGE IN CONTROL ARRANGEMENT

The Corporation's 1980, 1983, 1984, 1987, 1989 and 1993 Stock Incentive Plans provide that in the event of a change in control each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable. This right continues, with respect to holders whose employment with the Corporation terminates following a change in control, for a period of twelve months after such termination or until the option's expiration date, whichever is sooner. The instruments pursuant to which restricted stock was granted during fiscal 1994 under the Restricted Stock Plan provide for the immediate lapse of restrictions on shares granted in the event of a change in control.

                    AMENDMENT TO THE CORPORATION'S RESTATED
                          CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK
                                (PROPOSAL NO. 2)

The Board of Directors has authorized the submission to the stockholders for their approval of an amendment to Article Fourth of the Corporation's Restated Certificate of Incorporation to provide for an increase in the number of shares of Common Stock authorized for issuance from 100,000,000 to 200,000,000. A copy of the revised Article Fourth is included in this Proxy Statement as Exhibit A.

As of May 31, 1994, the Corporation had 55,874,731 shares of Common Stock issued and outstanding and there were 3,683,170 shares of Common Stock reserved for issuance under the Company's Stock Incentive and Restricted Stock Plans.


Although the Corporation has studied, and continues to study, opportunities which may involve the issuance of its Common Stock, the Corporation has no present plans and has not entered into any contracts, arrangements or understandings (except as noted above with respect to stock option plans) concerning the issuance of any additional Common Stock. The Board of Directors believes an increase in the maximum number of authorized shares of Common Stock is advisable at this time to provide for the availability of shares for issuance in the future if the need arises, such as in connection with stock options, stock dividends, stock splits, possible acquisitions, financings, public offerings and other appropriate corporate purposes.


The amendment, if approved, would not itself affect the relative equities of present stockholders. However, if the amendment is approved, the Board of Directors will not be required to obtain further stockholder approval prior to the issuance of any such additional shares except in transactions legally requiring stockholder approval under Delaware law, such as certain mergers to which the Corporation might be a party. Stockholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock and any issuance of Common Stock on other than a pro-rata basis may dilute the ownership interest of present stockholders. Approval of the amendment by the affirmative vote of the holders of a majority of the Corporation's issued and outstanding Common Stock at July 29, 1994 is required for its adoption.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                    AUDITORS
                                (PROPOSAL NO. 3)

Arthur Andersen & Co. have been the auditors for the Corporation since 1972. Upon the recommendation of the Audit Committee, the Board of Directors has designated Arthur Andersen & Co. to be the independent auditors of the Corporation for the year ending May 31, 1995. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. It is anticipated that representatives of Arthur Andersen & Co. will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                             STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Corporation's 1995 Annual Meeting of Stockholders must be received by the Corporation on or prior to April 15, 1995 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1995 Annual Meeting of Stockholders.

                                 OTHER BUSINESS

The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                                           By order of the Board of Directors,

                                                /s/  KENNETH R. MASTERSON
                                                   KENNETH R. MASTERSON
                                                        SECRETARY

                                                                       EXHIBIT A

                  AMENDMENT TO THE FEDERAL EXPRESS CORPORATION
                     RESTATED CERTIFICATE OF INCORPORATION

If approved by the stockholders of the Corporation, delete Article Fourth and substitute in lieu thereof the following:

    ARTICLE FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 204,000,000 shares consisting of 4,000,000 shares of Series Preferred Stock, no par value (herein called the "Series Preferred Stock"), and 200,000,000 shares of Common Stock, par value $0.10 per share (herein called the "Common Stock").

P R O X Y

                           FEDERAL EXPRESS CORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
    THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 26, 1994


The undersigned hereby constitutes and appoints KENNETH R. MASTERSON and William
J. Razzouk, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock of the undersigned in Federal Express Corporation at the Annual Meeting of Stockholders of said Corporation to be held at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee on Monday, September 26, 1994, and at any adjournments thereof, on Items 1 through 3 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee has become unavailable) and on such other matters as may properly come before said meeting.


Election of Class II Directors. Nominees:
Ralph D. DeNunzio
Charles T. Manatt
Jackson W. Smart, Jr.
Joshua I. Smith


COMMENTS

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(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, See Reverse Side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Mr. Masterson and Mr. Razzouk cannot vote your shares unless you sign and return this card.

                                                                SEE REVERSE SIDE

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                              6169

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE CLASS II DIRECTORS AND FOR PROPOSALS 2 AND 3.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1-3.

1.  Election of Class II Directors.
    FOR / /     WITHHELD / /

For, except vote withheld from the following nominee(s):


- --------------------------------------------------------


2. Approval of Amendment to Certificate of Incorporation to increase Authorized Shares.
    FOR / /     AGAINST / /     ABSTAIN / /

3.  Approval of Independent Accountants.


Comments on Reverse Side / /

I request my name be disclosed with my vote and comments, if any. / /

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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